UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                    11/17/03
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

           WASHINGTON                1-6563               91-0742146
        (State or other         (Commission             (IRS Employer
        jurisdiction of          File Number)         Identification No.)
        incorporation)

                     Safeco Plaza, Seattle, Washington 98185
               (Address of principal executive offices) (Zip Code)

                                 (206) 545-5000
                         (Registrant's telephone number,
                              including area code)

Item 9.  Regulation FD Disclosure

The following news release was furnished today by Safeco Corporation.


Contact: Safeco Investor Relations
Neal Fuller, 206/545-5537


Contact: Safeco Media Relations
Paul Hollie, 206/545-3048




Safeco Estimates California Wildfire Losses

SEATTLE - (Nov. 17, 2003) - Safeco (NASDAQ: SAFC) announced today that claims stemming from the recent California wildfires are estimated at $16.0 million in pretax catastrophe losses. This figure represents the estimated losses both from claims received through Nov. 14 and future expected claims. The effect on fourth-quarter net income is $10 million after tax, or $0.08 per diluted share.


The pretax losses include:

    o $13.0 million in homeowners; and
    o $3.0 million in small business.


"The real story is how we are delivering on our promise to our policyholders," said Mike McGavick, Safeco chairman and chief executive officer. "As these fire-ravaged communities seek to recover, Safeco has been on the ground there, providing emergency funds to help people driven from their homes and businesses. At this point we've already made partial or full payments on 80 percent of all Safeco claims, so the rebuilding process can begin."


Safeco's National Catastrophe Team began assessing the situation immediately when wildfires were reported. Even before the wildfires moved into communities, team members began contacting each Safeco policyholder in the fire's projected path. Displaced policyholders received on-the-spot payments to cover additional living expenses and emergency repairs. Safeco has issued checks to settle claims in full where possible. After the wildfires were contained, Safeco surveyors and adjusters were among the first to enter damaged regions to assist policyholders.


"The California fires remind us of two important ideas: our product makes a real difference in people's lives, and Safeco's claims people are extraordinary," said McGavick. "Given our low share of the total loss, it is also evident how important disciplined underwriting is to shareholders," he added.


Safeco's losses are less than some had expected, given the company's 3.4-percent share of the homeowners market in California. Analysts have estimated that the industry's total insured losses range from $1.5 to $2.5 billion. Safeco's loss estimate is far less than proportionate to market share, due in large part to strict underwriting guidelines in areas susceptible to brush fires.


Safeco will announce its fourth-quarter financial results on January 26, 2004.


Safeco, in business since 1923, is a Fortune 500 company that sells auto, home and small-business insurance through independent agents and brokers nationwide. The company's mission is to make the experience of buying, selling and owning insurance easier than anyone else. More information about Safeco is available online at www.safeco.com.

                FORWARD-LOOKING INFORMATION CONTAINED IN THIS
               NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Statements, analysis and other information contained in this news release that relate to anticipated financial performance, business prospects and plans and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this news release that are not historical information are forward-looking. The operations, performance and development of our business are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in or suggested by the forward-looking statements in this news release. The risks and uncertainties include, but are not limited to:

o Safeco's ability to successfully divest the Life & Investments operations;

o        achievement of Safeco's overall expense reduction goals;

o the ability to obtain rate increases and decline or non-renew underpriced insurance accounts;

o        achievement of premium targets and profitability;

o        realization of growth and business retention estimates;

o success in implementing a new business entry model for personal and commercial lines;

o success in obtaining regulatory approval of price-tiered products and the use of insurance scores, including credit scores as a component;

o        the ability to freely enter and exit lines of business;

o        changes in the mix of Safeco's book of business;

o        driving patterns;

o the competitive pricing environment, initiatives by competitors and other changes in competition;

o weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

o the occurrence of significant natural disasters, including earthquakes;

o the occurrence of significant man-made disasters, such as the attack on September 11, 2001 or war;

o the occurrence of bankruptcies that result in losses under surety bonds, investment losses or lower investment income;

o        the adequacy of loss and benefit reserves for our businesses;

o the ability to run off the Lloyds of London business without incurring material unexpected charges;

o        the availability of, pricing of, and ability to collect reinsurance;

o the ability to price for, exclude and reinsure the risk of loss from terrorism;

o interpretation of insurance policy provisions by courts, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices;

o        the outcome of any litigation against us;

o legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, application and availability of coverage;

o the effect of current insurance and credit ratings levels on business production and the effect of negative changes to our ratings;

o inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic sectors that increase the severity of claims;

o        availability of bank credit facilities;

o        use of derivative securities by Safeco Financial Products, Inc.;

o        fluctuations in interest rates;

o        performance of financial markets; and

o        general economic and market conditions.


We assume no obligation to update any forward-looking statements contained in this news release.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SAFECO CORPORATION
                                        -------------------------------------
                                        Registrant
Dated: November 17, 2003
                                        /s/Maurice Hebert
                                        -------------------------------------
                                        Maurice Hebert
                                        Vice President and Controller